Exhibit 2.1

SHARE EXCHANGE AGREEMENT

by and among

Red Rock Pictures Holdings Inc.
a Nevada corporation

and

Office Supply Line, Inc.,
a Nevada corporation

and

the Shareholders of
Office Supply Line, Inc.

and

Crisnic Fund, S.A.
the majority shareholder of
Red Rock Pictures Holdings Inc.

and

Revolution Oils, LLC

Dated as of October 10, 2011

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 10th day of October, 2011, by and between Red Rock Pictures Holdings Inc., a Nevada corporation (hereinafter referred to as “Red Rock”), Office Supply Line, Inc., a Nevada corporation (hereinafter referred to as “OSL”), the shareholders of OSL (the “OSL Shareholders”), Crisnic Fund, S.A., the majority shareholder of Red Rock (hereinafter referred to as “Crisnic”),   and Revolution Oils, LLC (aka, Red Rock Direct, LLC. (“Red Rock Direct”) upon the following premises:

Premises

WHEREAS, Red Rock is a Nevada company with limited operations;

WHEREAS, OSL is a private company incorporated under the laws of the State of Nevada;

WHEREAS, Red Rock agrees to acquire up to 100% of the issued and outstanding shares of OSL from the OSL Shareholders in exchange for the issuance of certain shares of Red Rock (the “Exchange”) and the OSL Shareholders agree to exchange their shares of OSL on the terms described herein. On the Closing Date (as defined in Section 4.03), OSL will become a wholly-owned subsidiary of Red Rock;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OSL

As an inducement to, and to obtain the reliance of Red Rock, except as set forth in the OSL Schedules (as hereinafter defined), OSL represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01 Incorporation.  OSL is a company duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the OSL Schedules are complete and correct copies of the articles of incorporation of OSL as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OSL’s articles of incorporation.  OSL has taken all actions required by law and its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement.  OSL has full power, authority, and legal capacity and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares.  The number of shares which OSL is authorized to issue consists of 60,000,000 shares of a single class, par value of $0.001 per share.  There are 50,000,000shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations.  OSL does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “OSL” also includes those subsidiaries set forth on the OSL Schedules.

Section 1.04 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which OSL is a party or to which any of its assets, properties or operations are subject.

Section 1.05 Compliance With Laws and Regulations.  To the best of its knowledge, OSL has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of OSL or except to the extent that noncompliance would not result in the occurrence of any material liability for OSL.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.06 Approval of Agreement.  The Board of Directors of OSL has authorized the execution and delivery of this Agreement by OSL and has approved this Agreement and the transactions contemplated hereby, and will recommend to the OSL Shareholders that the Exchange be accepted.

Section 1.07 OSL Schedules.  OSL has delivered to Red Rock the following schedules, which are collectively referred to as the “OSL Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of OSL as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the articles of incorporation of OSL in effect as of the date of this Agreement; and

(b) a schedule containing the other information requested above.

OSL shall cause the OSL Schedules and the instruments and data delivered to Red Rock hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.08 Valid Obligation.  This Agreement and all agreements and other documents executed by OSL in connection herewith constitute the valid and binding obligation of OSL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RED ROCK AND RED ROCK DIRECT

As an inducement to, and to obtain the reliance of OSL and the OSL Shareholders, except as set forth in the Red Rock Schedules (as hereinafter defined), Red Rock and Red Rock Direct (only to the extent and during the time that Red Rock Direct’s officers, Reno Rolle and Todd Wiseman, managed Red Rock’s operations), each represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization.  Red Rock is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Red Rock Schedules are complete and correct copies of the certificate of incorporation and articles of association of Red Rock (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Red Rock certificate of incorporation or Articles.  Red Rock has taken all action required by law, its certificate of incorporation, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Red Rock has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization.

(a)       Red Rock authorized capitalization consists of (a) 125,000,000 shares of common stock, par value $0.001 per share, of which approximately 15,198,255 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001, of which there are no shares issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of Red Rock common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase Red Rock common shares; and (v) no common shares were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities.  All outstanding Red Rock common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Red Rock, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Red Rock is a party or by which it is bound obligating Red Rock to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Red Rock or obligating Red Rock to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue Red Rock common shares or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Red Rock is a party or by which it is bound with respect to any equity security of any class of Red Rock, and there are no agreements to which Red Rock is a party, or which Red Rock has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations.  Red Rock’s wholly-owned subsidiaries (the “Subsidiaries”) are set forth on Schedule 2.03.  Red Rock does not have any predecessor corporation(s),and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Liabilities of Red Rock.  Schedule 2.04(a) sets forth all known liabilities of Red Rock and its Subsidiaries.

(b) Included in the Red Rock Schedules are (i) the audited balance sheets of Red Rock as of August 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for August 31, 2010 together with the notes to such statements and the opinion of DNTW Chartered Accountants, LLP, independent certified public accountant, with respect thereto;

(c) Included in the Red Rock Schedules are: (i) unaudited balance sheets of November 3, 2010 (ii) unaudited balance sheets of February 28, 2011 and (iii) unaudited balance sheets of May 31, 2011, and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates;

(d) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Red Rock balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Red Rock.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Red Rock had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Red Rock, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(d) Except as set forth on Schedule 2.04(a), Red Rock has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e) Except as set forth on Schedule 2.04(e), Red Rock has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(f) The books and records, financial and otherwise, of Red Rock are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g) All of Red Rock assets are reflected on its financial statements, and, except as set forth in the Red Rock Schedules or the financial statements of Red Rock or the notes thereto, Red Rock has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information.  The information concerning Red Rock set forth in this Agreement and the Red Rock Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Red Rock has fully disclosed in writing to OSL (through this Agreement or the Red Rock Schedules) all information relating to matters involving Red Rock or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Red Rock or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Red Rock, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Red Rock.

Section 2.07 Absence of Certain Changes or Events.  Since the date of the most recent Red Rock balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Red Rock or (ii) any damage, destruction or loss to Red Rock (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Red Rock;

(b) Red Rock has not (i) amended its certificate of incorporation or Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Red Rock; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Red Rock has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Red Rock balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Red Rock; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, Red Rock has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Red Rock.

Section 2.08 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Red Rock after reasonable investigation, threatened by or against Red Rock or affecting Red Rock or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Red Rock Schedule 2.08.  Red Rock has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) Schedule 2.09(a) list all material contracts of Red Rock and its Subsidiaries.

(b) Red Rock is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(c) Red Rock is not a party to or bound by, and the properties of Red Rock are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(d) Red Rock is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Red Rock.

Section 2.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Red Rock is a party or to which any of its assets, properties or operations are subject.  Additionally, Red Rock and Crisnic hereby agree that: (i) the Securities Purchase Agreement, dated April 20, 2011, by and between Crisnic and Red Rock, is hereby superseded and terminated effective as of the date hereof and shall be without further force or effect; and (ii) the Letter of Intent, dated August 20, 2010, by and between Crisnic and Red Rock, is hereby superseded and terminated effective as of the date hereof and shall be without further force or effect.

Section 2.11 Compliance With Laws and Regulations.  To the best of its knowledge, Red Rock has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement.  The Board of Directors of Red Rock has authorized the execution and delivery of this Agreement by Red Rock and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations.  Except as disclosed herein and in the Red Rock Schedules, there exists no contract, agreement or arrangement between Red Rock and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Red Rock to own beneficially, 5% or more of the issued and outstanding common shares of Red Rock and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of Red Rock has, or has had since inception of Red Rock, any known interest, direct or indirect, in any such transaction with Red Rock which was material to the business of Red Rock. Red Rock has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Red Rock Schedules.  Red Rock has delivered to OSL the following schedules, which are collectively referred to as the “Red Rock Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Red Rock  to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and Articles of Red Rock as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of Red Rock identified in paragraph 2.04(a) and (b);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Red Rock since June 30, 2011, required to be provided pursuant to section 2.07 hereof; and

(d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Red Rock Schedules by Sections 2.01 through 2.13.

Red Rock shall cause the Red Rock Schedules and the instruments and data delivered to OSL hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Set forth in the Red Rock Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Red Rock within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Red Rock, (b) all safe deposit boxes and other similar custodial arrangements maintained by Red Rock within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Red Rock or who are otherwise authorized to act on behalf of Red Rock with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

  This Agreement and all agreements and other documents executed by Red Rock in connection herewith constitute the valid and binding obligation of Red Rock, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.15 Financial Statements.

(a) Red Rock has made available to OSL a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Red Rock with the SEC for the 36 months prior to the date of this Agreement (the “Red Rock SEC Reports”), which, to Red Rock knowledge, are all the forms, reports and documents filed by Red Rock with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to Red Rock knowledge, the Red Rock SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Red Rock SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Red Rock SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Red Rock at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Red Rock taken as a whole.

Section 2.16  Over-the-Counter Bulletin Board Quotation. Red Rock Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”). There is no action or proceeding pending or, to Red Rock knowledge, threatened against Red Rock by The Financial Industry Regulatory Authority, Inc. (“FINRA”), with respect to any intention by such entities to prohibit or terminate the quotation of Red Rock Common Stock on the OTCBB.

Section 2.17 Exchange Act Compliance.  Red Rock is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and Red Rock is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Red Rock.

Section 2.18 Title to Property.  Red Rock does not own or lease any real property or personal property.  There are no options or other contracts under which Red Rock has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.19 Intellectual Property.  Red Rock does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE OSL SHAREHOLDERS

The OSL Shareholders hereby represents and warrants, severally and solely, to Red Rock as follows.

Section 3.01 Good Title.  Each of the OSL Shareholders is the record and beneficial owner, and has good title to his OSL common shares, with the right and authority to sell and deliver such OSL common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Red Rock as the new owner of such OSL common shares in the share register of OSL, Red Rock will receive good title to such OSL common shares, free and clear of all Liens.

Section 3.02 Power and Authority. Each of the OSL Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the OSL Shareholders, enforceable against the OSL Shareholders in accordance with the terms hereof.

Section 3.03 No Conflicts.  The execution and delivery of this Agreement by the OSL Shareholders and the performance by the OSL Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the OSL Shareholders and (c) will not violate or breach any contractual obligation to which the OSL Shareholders are a party.

Section 3.04 Finder’s Fee.  Each of the OSL Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the OSL Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the OSL Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06 Acquisition of Exchange Shares for Investment.

(a) Each OSL Shareholder is acquiring the Exchange Shares for investment for OSL Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each OSL Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each OSL Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each OSL Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Red Rock and its securities.

(c) Each OSL Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such OSL Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each OSL Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such OSL Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such OSL Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to Red Rock prior to Closing as may be requested by Red Rock to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such OSL Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each OSL Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each OSL Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Red Rock and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such OSL Shareholder under Regulation D has been furnished to such OSL Shareholder by Red Rock.  To the full satisfaction of each OSL Shareholder, he has been furnished all materials that he has requested relating to Red Rock and the issuance of the Exchange Shares hereunder, and each OSL Shareholder has been afforded the opportunity to ask questions of Red Rock representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the OSL Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Red Rock set forth in this Agreement, on which each of the OSL Shareholders have relied in making an exchange of his OSL shares for the Exchange Shares.

(g) Each OSL Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each OSL Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Red Rock compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h)           The OSL Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the OSL Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07 Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the OSL Shareholders consents to Red Rock making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CRISNIC

Crisnic hereby represents and warrants, severally and solely, to OSL as follows.

Section 4.01 Good Title.  Crisnic is the record and beneficial owner, and has good title to its Red Rock common shares, with the right and authority to sell and deliver such Red Rock common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Red Rock as the new owner of such Crisnic common shares in the share register of Red Rock, Red Rock will receive good title to such Crisnic common shares, free and clear of all Liens.

Section 4.02 Power and Authority. Crisnic has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform its obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Crisnic, enforceable against Crisnic in accordance with the terms hereof.

Section 4.03 No Conflicts.  The execution and delivery of this Agreement by Crisnic and the performance by Crisnic of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the OSL Shareholders and (c) will not violate or breach any contractual obligation to which the OSL Shareholders are a party.

ARTICLE V
PLAN OF EXCHANGE

Section 5.01 The Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the OSL Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of OSL set forth on the OSL Schedules attached hereto, constituting all of the shares of OSL held by such shareholder; the objective of such Exchange being the acquisition by Red Rock of not less than 100% of the issued and outstanding shares of OSL.  In exchange for the transfer of such securities by the OSL Shareholders, Red Rock shall issue to the OSL Shareholders, his affiliates or assigns, a total of 50,000,000 shares pursuant to Table 1 attached hereto, representing approximately 77% of the total common shares of Red Rock after issuance, for all of the outstanding shares of OSL held by the OSL Shareholders (the “Exchange Shares”). At the Closing Date, each of the OSL Shareholders shall, on surrender of his certificate or certificates representing his OSL shares to OSL or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of OSL shall be held by Red Rock.  Upon consummation of the transaction contemplated herein there shall be approximately 65,000,000 Red Rock common shares issued and outstanding.

Section 5.02 Reserved.

Section 5.03 Cancellation of Certain Shares of Red Rock Common Stock.  Simultaneous with the issuance of the Exchange Shares, at Closing: (i) Crisnic, the majority shareholder of Red Rock, will cancel a total number of 14,130,000 of Red Rock common shares for additional consideration of a $10,000 deposit  pursuant to a Share Cancellation Agreement and Release in the form attached hereto as Attachment A; and (ii) pursuant to a Promissory Note (the “Promissory Note”) in the form attached hereto as Attachment B and Escrow Agreement in the form attached hereto as Attachment C, OSL will issue to Crisnic  a Promissory Note in the amount of $240,000; and  (iii) those individuals set forth on Annex A (the “Spin Off Group) shall also enter into a Share Cancellation Agreement or Release in the form attached hereto as Attachment A with Red Rock pursuant to which each shall tender their shares for cancellation.

Section 5.04 Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur following the payment of the outstanding liabilities of Red Rock, which may be paid from the proceeds at Closing, and upon the exchange of the shares of Red Rock and OSL as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 5.05 Closing Events.  At the Closing, Red Rock, OSL, the OSL Shareholders and Crisnic shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 5.06 Termination.  This Agreement may be terminated by the Board of Directors of OSL or Red Rock only in the event that Red Rock or OSL do not meet the conditions precedent set forth in Articles VII and VIII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE VI
SPECIAL COVENANTS

Section 6.01 Access to Properties and Records.  Red Rock and  OSL will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Red Rock or OSL , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Red Rock or OSL, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 6.02 Delivery of Books and Records.  At the Closing, Red Rock, Red Rock Direct and its officers, Reno Rolle and Todd Wiseman, at their sole expense, shall assist Red Rock and use their best efforts to deliver to OSL, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Red Rock which is now in the possession of Red Rock or its representatives.

Section 6.03 Third Party Consents and Certificates.  Red Rock, OSL, Crisnic, Red rock Direct, and its officers, Reno Rolle and Todd Wiseman, each agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.  Specifically, the parties each agree to obtain the following consents as soon as practicable after Closing:

(a) Red Rock Direct and its officers, Reno Rolle and Todd Weisman, each agree to obtain a consent to assignment of the Assets (as defined in the Asset Assignment Agreement) and release of all liability for Red Rock and its subsidiaries from each of the contracting parties for each of the Assets (as defined in the Asset Assignment Agreement) to be assigned to Red Rock Direct in connection with the assignment of assets of Red Rock to the Spin Out Group (as defined below) (the “Consent to Assignment of Assets and Release”);

(b)  Red Rock Direct and its officers, Reno Rolle and Todd Wiseman, each agree to assist Red Rock in filing a UCC Financing Statement to terminate the security interest in Red Rock’s assets filed in the State of Nevada by N. Williams Family Investments, L.P. and Daniel Laiken (each a secured party)(the “Williams / Laiken UCC Lien”).

Section 6.04 Spin Off / Assumption of Red Rock Debt.  At Closing, pursuant to an Asset Assignment Agreement in the form attached hereto as Attachment D, Red Rock will have completed the spin-off of certain assets of Red Rock to the Spin-Off Group in consideration of the cancellation of the Spin Off Group’s shares and the assumption of certain indebtedness of Red Rock (as described in the next sentence).  At Closing pursuant to an Assumption of Note and Amended Secured Promissory Note in the form attached hereto as Attachment E, the Spin Off Group shall assume a certain Promissory Note in favor of Crisnic against Red Rock in the principal amount of $700,000 plus interest.  The Spin Off Group will also assume all obligations of Red Rock under the related Security Agreement, dated April 11, 2011, between red Rock and Crisnic pursuant to an Assumed and Amended Security Agreement in the form attached hereto as Attachment F.

Section 6.05. Termination of Crisnic Security Interest.  At Closing, Crisnic shall file a UCC Financing Statement terminating its security interest in “Debtor’s direct response television commercial (hosted by Suzanne Somers) and book currently entitled The Anti-Aging Miracle by Dr. James William Forsythe M.D., H.M.D (The Somers Project)” filed in the State of Nevada on July 7, 2011.

Section 6.06 Designation of Directors and Officer.  At the Closing, Eli Feder and Eric Kotch shall be appointed as directors of Red Rock, and the existing officer and directors of Red Rock, Anthony Gentile, Kenneth G. Eade and M. Richard Cutler after the signing of this Agreement, shall tender their resignation of their positions held with Red Rock effective immediately.  In addition, upon the signing of this Agreement, Red Rock shall immediately appoint Eli Feder as Chief Executive Officer and Eric Kotch as Chief Financial Officer, Secretary and Treasurer of Red Rock.

Section 6.07 Indemnification.  (a) Red Rock hereby agrees to indemnify OSL and each of the officers, agents, and directors of OSL and the OSL Shareholders as of the date of execution of this Agreement against any loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) Red Rock Direct hereby agrees to indemnify OSL and each of the officers, agents, and directors of OSL and the OSL Shareholders as of the date of execution of this Agreement against any loss to which it or they may become subject arising out of any failure of Red Rock Direct to (a) secure the Consent to Assignment of Assets and Release described in Section 6.03(a), and (b) terminate the Williams / Laiken UCC Lien described in Section 6.03(b).

Section 6.08 Reserved.

Section 6.09 The Acquisition of Red Rock Common Shares.  Red Rock and OSL understand and agree that the consummation of this Agreement including the issuance of the Red Rock common shares to the OSL Shareholders in exchange for the OSL Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Red Rock and OSL agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, OSL Shareholders shall execute and deliver to Red Rock a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b) In connection with the transaction contemplated by this Agreement, Red Rock and OSL shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of OSL reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, OSL, the OSL Shareholders, and Red Rock shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as OSL or Red Rock and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The OSL Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 6.09 Sales of Securities Under Rule 144, If Applicable.

(a) Red Rock will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of Red Rock that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Red Rock will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Red Rock transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Red Rock will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 6.10 Payment of Liabilities.  The parties agree that the liabilities set forth on Schedule 2.04(a) shall remain with Red Rock., except that any liability owed to Boku International, LLC by Red Rock shall not be paid until (i) the Consent to Assignment of Assets and Release described in Section 6.03(a), and (ii) the Williams / Laiken UCC Lien on Red Rocks assets has been terminated as described in Section 6.03(b).

Section 6.11 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of OSL, after the Closing Date, Tony Gentile  shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Red Rocock occurring, reported or filed prior to the Closing, as may be necessary or required by Red Rock for the preparation of the reports that Red Rock is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF RED ROCK

The obligations of Red Rock under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by OSL and OSL Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  OSL shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by OSL prior to or at the Closing.  Red Rock shall be furnished with a certificate, signed by a duly authorized executive officer of OSL and dated the Closing Date, to the foregoing effect.

Section 7.02  Officer’s Certificate.  Red Rock shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of OSL to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of OSL threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the OSL Schedules, by or against OSL, which might result in any material adverse change in any of the assets, properties, business, or operations of OSL

Section 7.03  Good Standing.  Red Rock shall have received a certificate of good standing from the Delaware Secretary of State dated as of a date within ten days prior to the Closing Date, certifying that OSL is in good standing as a company in the State of Nevada.

Section 7.04 Approval by OSL Shareholders.  The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of OSL, unless a lesser number is agreed to by Red Rock.

Section 7.05 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OSL after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07  Other Items.

(a) Red Rock shall have received a list containing the name, address, and number of shares held by the OSL Shareholders as of the date of Closing, certified by an executive officer of OSL as being true, complete and accurate; and

(b) Red Rock shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Red Rock may reasonably request.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF OSL
AND THE OSL SHAREHOLDERS

The obligations of OSL and the OSL Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 8.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Red Rock in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Red Rock shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Red Rock.

Section 8.02 Closing Certificate.  OSL shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Red Rock and Red Rock Direct to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Red Rock and Red Rock Direct threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Red Rock Schedules, by or against Red Rock, which might result in any material adverse change in any of the assets, properties or operations of Red Rock.

Section 8.03 Officer’s Certificate. OSL shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Red Rock and Red Rock Direct, certifying that, to the best of their knowledge, there are no existing liabilities others than those set forth on Schedule 2.04(a) as of the Closing Date and that each representations and warranties of Red Rock contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 8.04 Good Standing.  OSL shall have received a certificate of good standing from the Nevada Secretary of State or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Red Rock is in good standing as a company in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 8.05 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 8.06 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Red Rock after the Closing Date on the basis as presently operated shall have been obtained.

Section 8.07 SEC Filings.  Prior to the Closing Date, Red Rock shall have filed its quarterly report on Form 10Q for the period ending May 31, 2011 and provided the books and records of Red Rock in order to complete the yearly report on Form 10-K for the period ending August 31, 2011.

Section 8.08 Other Items.  OSL shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as OSL may reasonably request.

ARTICLE IV
MISCELLANEOUS

Section 9.01 Brokers.  Red Rock and OSL agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Red Rock and OSL each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02  Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters set forth in this Agreement, not including the Assumption of Note and Amended Secured Promissory Note. The Promissory Note and the Assumed and Amended Security Agreement, shall be in Manhattan, New York, without giving effect to principles of conflicts of law there under.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 9.03  Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to OSL, to:	Office Supply Line, Inc.
Attn: Chief Executive Officer
1710 First Avenue
New York, NY 10028

With copies to (which shall not constitute notice):

Gregg E. Jaclin, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

If to Red Rock, to:	Red Rock Pictures Holding, Inc.
Attn: Chief Executive Officer
1710 First Avenue
New York, NY 10028

If to Red Rock Direct, to:
Revolution Oils LLC AKA Red rock Direct, LLC
Attn: Todd Wiseman and Rene Rollo
6019 Olivas Park Drive, Suite #C
Ventura, CA 93003

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05 Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.06 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 9.07  Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.08  Third Party Beneficiaries.  This contract is strictly between Red Rock and OSL, and, except as specifically provided, no director, officer, stockholder (other than the OSL Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.09  Expenses.  Subject to Article VI and VII above, whether or not the Exchange is consummated, each of Red Rock and OSL will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 9.10  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.11  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 9.12  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.13  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.14  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

RED ROCK PICTURES HOLDINGS INC.

By:	/s/
Name
Title

OFFICE SUPPLY LINE, INC.

By:	/s/
Name
Title

CRISNIC FUND, S.A.

By:	/s/
Name
Title

OSL, INC. Shareholders:

ARMK, LLC

By:	/s/
Name
Title

By:	/s/
Michael Berman

By:	/s/
Carmine Corigliano

By:	/s/
Alan Farkas

By:	/s/
Dov Feder

By:	/s/
Eli Feder

By:	/s/
Yossi Feder

By:	/s/
Steve Goldstein

By:	/s/
Mark Gonsalves

By:	/s/
Ahron Hersh

By:	/s/
Michael Kanefsky

By:	/s/
Herschel Kulefsky

By:	/s/
Eric Kotch

By:	/s/
Michael Lehrer

By:	/s/
Karl Moscowitz

By:	/s/
Marc Moscowitz

By:	/s/
Sam Reiser

By:	/s/
William Risley

By:	/s/
Baruch Singer

By:	/s/
Shimon Singer

By:	/s/
John Trzinski

By:	/s/
Larry Waddel

By:	/s/
Esti Worch

By:	/s/
Elizabeth Yick

REVOLUTION OILS, LLC
(AKS, RED ROCK DIRECT, LLC)

By:	/s/
Name: Reno Rolle
Title: Managing Member

By:
Name: Todd Wiseman
Title: Managing Member

LIST OF TABLES, ANNEX’S. SCHEDULE’S, ATTACHMENT’S, AND EXHIBIT’S

Table 1:	Exchange Shares to be Issued

Annex A:	Spinoff Group

OSL Schedules

Red Rock Schedules

Attachment A:	Form of Share Cancellation Agreement and Release

Attachment B:	Promissory Note

Attachment C:	Escrow Agreement

Attachment D:	Form of Asset Assignment Agreement

Attachment E:	Form of Assumption of Note and Amended Secured Promissory Note

Attachment F:	Form of Assumed and Amended Security Agreement

Exhibit A:	Suitability Letter

Exhibit B:	Investment Letter

Table 1:                      Exchange Shares to be Issued

Name	Number of Shares
ARMK, LLC	21,575,000
Michael Berman	200,000
Carmine Corigliano	625,000
Alan Farkas	100.000
Dov Feder	1,000,000
Eli Feder	18,597,500
Yossi Feder	1,000,000
Steve Goldstein	37,500
Mark Gonsalves	300,000
Ahron Hersh	724,350
Michael Kanefsky	1,250,000
Eric Kotch	890,000
Herschel Kulefsky	750,000
Michael Lehrer	25,650
Karl Moscowitz	120,000
Marc Moscowitz	1,250,000
Sam Reiser	100,000
William Risley	25,000
Baruch Singer	30,000
Shimon Singer	100,000
John Trzinski	100,000
Larry Waddel	100,000
Esti Worch	1,000,000
Elizabeth Yick	100,000
Total	50,000,000

ANNEX A

SPINOFF GROUP

RENO ROLLE AS MANAGING MEMBER OF RED ROCK DIRECT
TODD WISEMAN AS MANAGING MEMBER OF RED ROCK DIRECT

OFFICE SUPPLY LINE, INC. (“OSL”)
Share Exchange Agreement

OSL Schedules
October 10, 2011

Section 1.07 OSL Schedules Articles of Incorporation

RED ROCK PICTURES HOLDINGS INC. (“Red Rock”)
Share Exchange Agreement
Red Rock Schedules
October 10, 2011

Section 2.02 Capitalization None. Section 2.03 Subsidiaries Get Inspired LLC Red Rock Pictures Inc. Studio Store Direct Inc.
Section 2.04(a) Liabilities of Red Rock See attached.
Section 2.04(e) Tax Returns [2010]

Section 2.08 Litigation and Proceedings None

Section 2.09(a)
Material Contracts

Anti-aging Cures Production Agreement with Suzanne Somers and her related company
Anti-aging Cures Production Agreement with Bruce Somers and his related company
Anti-aging Cures Production Agreement with Meltzer Media
Anti-aging Cures Author Agreement and related Amendment with Dr. Forsythe
Anti-aging Cures Editor Agreement with Randal Fitzgerald
Anti-aging Cures Distribution Agreement with Perseus
Anti-aging Cures Executive Producer Agreement with Wiseman
Anti-aging Cures Executive Producer Agreement with Rolle
Jon Selby, Sleep and Grow Young Marketing Agreement
Mike Flynt Management Agreement
Martino Cartier, Marketing, Management and Manufacturing Agreements and related Operating Agreement for Get Inspired LLC
Endless Bummer Distribution Agreement

ATTACHMENT A

FORM OF
SHARE CANCELLATION AGREEMENT AND RELEASE

ATTACHMENT B

FORM OF
PROMISSORY NOTE

ATTACHMENT C

FORM OF
ESCROW AGREEMENT

ATTACHMENT D

FORM OF
ASSET ASSIGNMENT AGREEMENT

  ATTACHMENT E

FORM OF
ASSUMPTION OF NOTE AND AMENDED SECURED PROMISSORY NOTE

ATTACHMENT F

FORM OF
ASSUMED AND AMENDED SECURITY AGREEMENT

Exhibit A to Share Exchange Agreement

SUITABILITY LETTER

TO:         Red Rock Holdings Inc.

I make the following representations with the intent that they may be relied on by Red Rock Holdings Inc. (the “Company”), in determining my suitability as a purchaser of securities of the Company (the “Shares”).

1.   I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

2.   I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3.   I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4.   The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5.   I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6.   Instructions:  Complete either (a) or (b) below, as applicable:

(a)   FOR ACCREDITED INVESTORS.  I confirm that I am an “accredited investor” as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as checked below:

(i)   Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution;

(ii)   as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐           Yes           ☐           No

(iii)   Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐           Yes           ☐           No

(iv)   Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐           Yes           ☐           No

(v)   Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐           Yes           ☐           No

(vi)   Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐           Yes           ☐           No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vii)   Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐           Yes           ☐           No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(viii)   Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐           Yes           ☐           No

(ix)   Any entity in which all of the equity owners are accredited investors.

☐           Yes           ☐           No

(b)   FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)   My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)   My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐           Yes           ☐           No

(iii)   Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐           Yes           ☐   No

7.   I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.   I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.   I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.   I will hold title to my interest as follows:

☐	Community Property	☐	Separate Property

☐	Joint Tenants, with Right of Survivorship	☐	Tenants in Common

		☐	Other (Single Person, Trust, Etc., Please Indicate.)

11.   I am a bona fide resident of the state of __________.  The address below is my true and correct principal residence.

DATED this ____ day of __________, 2011.

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

Exhibit B to Share Exchange Agreement

INVESTMENT LETTER

Red Rock Holdings Inc.

Re:           Purchase of Common Shares of Red Rock Holdings Inc.

Gentlemen:

In connection with the acquisition by the undersigned of the common shares of Red Rock Holdings Inc. (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.  After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.  After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

B-1

Red Rock Holdings Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the common shares composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:	By:	/s/
(Subscriber)

(Joint Subscriber)

B-2